MathStar Schedules Second Quarter 2007 Conference Call for Aug. 7

HILLSBORO, Ore., July 30, 2007 -- MathStar, Inc. (NASDAQ: MATH), a fabless semiconductor company specializing in high-performance programmable logic, has scheduled its second quarter 2007 financial results conference call for Tuesday, Aug. 7, 2007 at 1:30 p.m. Pacific time. MathStar will release its first quarter results at approximately 1:00 p.m. Pacific time that same day.

To listen to the call, please dial 303-262-2075 or 800-218-0713. A replay of the call will be made available on the company's website at http://www.mathstar.com.

About MathStar, Inc.

MathStar (NASDAQ: MATH) is a fabless semiconductor company offering best-in-class, high performance programmable logic solutions. MathStar's Field Programmable Object Array (FPOA) can process arithmetic and logic operations at clock rates of 1-gigahertz, which is up to four times faster than even the most advanced FPGA architectures in many applications. MathStar's Arrix(TM)? Family of FPOAs are high-performance programmable solutions that enable customers in the machine vision, high-performance video, medical imaging, security & surveillance and military markets to rapidly and cost effectively innovate and differentiate their products. MathStar's FPOAs are available now and are supported by development tools, IP libraries, application notes and technical documentation. For more information, please visit http://www.mathstar.com.

Statements in this press release, other than historical information, may be "forward-looking" in nature within the meaning of Section 21E the PrivateSecurities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management's current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007 under the heading "Risk Factors." MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SOURCE MathStar, Inc.

04/23/2007
CONTACT: James Cruckhank of MathStar, Inc., +1-503-726-5500, or info@mathstar.com; or Deborah Stapleton, or Alexis Pascal, alexis@stapleton.com, both of Stapleton Communications, +1-650-470-0200/ Web site: http://www.mathstar.com